AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 1998
                                                       REGISTRATION NO. 333-4576

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------
                        POST-EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM S-1
                             (PREPARED ON FORM S-3)
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------
                          FURR'S/BISHOP'S, INCORPORATED
             (Exact name of Registrant as specified in its charter)

                                 ---------------

                 DELAWARE                              5812                               75-2350724
     (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
     incorporation or organization)         Classification Code Number)              Identification No.)


                                 --------------
                               6901 QUAKER AVENUE
                              LUBBOCK, TEXAS 79413
                                 (806) 792-7151
               (Address, including zip code, and telephone number,
                 including area code, of Registrant's principal
                               executive offices)

                                THEODORE J. PAPIT
                          FURR'S/BISHOP'S, INCORPORATED
                               6901 QUAKER AVENUE
                              LUBBOCK, TEXAS 79413
                                 (806) 792-7151
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------
                                 with a copy to:
                            KENNETH L. STEWART, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                          2200 ROSS AVENUE, SUITE 2800
                               DALLAS, TEXAS 75201
                                 (214) 855-8000

                                 ---------------
 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
--------------------------------------------------------------------------------

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits


   Exhibits                 Description

    *4.1  --       Amended and Restated Certificate of Incorporation
                   of Furr's/Bishop's, Incorporated.

   ++4.2  --       By-laws of Furr's/Bishop's, Incorporated (as
                   amended December 3, 1997).

   **4.3  --       Certificate of Amendment to the Amended and
                   Restated Certificate of Incorporation of
                   Furr's/Bishop's, Incorporated.

    +4.4  --       Second Certificate of Amendment to the Amended and
                   Restated Certificate of Incorporation of
                   Furr's/Bishop's, Incorporated.

    *4.5  --       Amended and Restated Indenture, dated as of
                   November 15, 1995, between Cafeteria Operators,
                   L.P. and Fleet National Bank of Massachusetts
                   (f/k/a Shawmut Bank, N.A.).

    +4.6  --       First Supplemental Indenture, dated as of January
                   24, 1996, between Cafeteria Operators, L.P. and
                   Fleet National Bank of Massachusetts (f/k/a Shawmut
                   Bank, N.A.).

  ***4.7  --       General Security Agreement, dated March 27, 1992,
                   between Cafeteria Operators, L.P. and Shawmut Bank,
                   N.A.

  ***4.8  --       Security Agreement, dated March 27, 1992, between
                   Cafeteria Operators, L.P. and Shawmut Bank, N.A.

  ***4.9  --       Form of Assignment and Security Agreements
                   relating to deposits at Amarillo National Bank and Carlsbad National Bank, dated March 27, 1992, between Cafeteria Operators, L.P. and Shawmut Bank,
                   N.A.

 ***4.10  --       General Security Agreement, dated March 27, 1992,
                   between Furr's/Bishop's Specialty Group, L.P. and
                   Shawmut Bank, N.A.

 ***4.11  --       Assignment for Security (Trademarks), dated March
                   27, 1992, by Cafeteria Operators, L.P. filed with the Patent and Trademark Office.

 ***4.12  --       Assignment for Security (Trademarks), dated as of
                   December 28, 1995, by Cafeteria Operators, L.P.
                   filed with the Patent and Trademark Office.

 ***4.13  --       Assignment for Security (Trademarks), dated as of
                   December 28, 1995, by Furr's/Bishop's Specialty
                   Group, L.P. filed with the Patent and Trademark
                   Office.

 ***4.14  --       Amended and Restated Security Agreement and
                   Mortgage-Trademarks and Patents, dated as of December 31, 1995, among Cafeteria Operators, L.P.,
                   Furr's/Bishop's Specialty Group, L.P. and Fleet
                   National Bank of Massachusetts (f/k/a Shawmut Bank,
                   N.A.).

 ***4.15  --       Special Power of Attorney, dated March 27, 1992, by
                   Cafeteria Operators, L.P.

 ***4.16  --       Special Power of Attorney, dated as of December 28,
                   1995, by Cafeteria Operators, L.P.

 ***4.17  --       Special Power of Attorney, dated as of December
                   28, 1995, by Furr's/Bishop's Specialty Group, L.P.

  **4.18  --       Omnibus Agreement, dated as of November 15, 1995,
                   among Cafeteria Operators, L.P., Specialty Group,
                   L.P. and Fleet National Bank of Massachusetts
                   (f/k/a Shawmut Bank, N.A.) (included as Exhibit E to the Exchange Agreement, dated as of November 15, 1995, among Furr's/Bishop's, Incorporated,
                   Cafeteria Operators, L.P. and holders of 11% Senior
                   Secured Notes).

 ***4.19  --       First Amendment to Deed of Trust, dated as of
                   November 15, 1995, between Cafeteria Operators,
                   L.P. and Fleet National Bank of Massachusetts
                   (f/k/a Shawmut Bank, N.A.) for premises located at Pima County, Arizona.

 ***4.20  --       First Amendment to Deed of Trust, dated as of
                   November 15, 1995, between Cafeteria Operators,
                   L.P. and Fleet National Bank of Massachusetts
                   (f/k/a Shawmut Bank, N.A.) for premises located at Jefferson County, Colorado.

 ***4.21  --       First Amendment to Deed of Trust, dated as of
                   November 15, 1995, between Cafeteria Operators,
                   L.P. and Fleet National Bank of Massachusetts
                   (f/k/a Shawmut Bank, N.A.) for premises located at Clark County, Nevada.

 ***4.22  --       First Amendment to Deed of Trust, Security
                   Agreement, Financing Statement, Fixture Filing and
                   Assignment of Rents and Leases, dated as of November 15, 1995, between Cafeteria Operators,
                   L.P. and Fleet National Bank of Massachusetts
                   (f/k/a Shawmut Bank, N.A.) for premises located at San Bernardino County, California.

 ***4.23  --       First Amendment to Mortgage, Security Agreement and
                   Assignment of Leases and Rents, dated as of November 15, 1995, between Cafeteria Operators,
                   L.P. and Fleet National Bank of Massachusetts
                   (f/k/a Shawmut Bank, N.A.) for premises located at Johnson County, Kansas.

 ***4.24  --       First Amendment to Deed of Trust, Security
                   Agreement and Assignment of Leases and Rents, dated as of November 15, 1995, between Cafeteria
                   Operators, L.P. and Fleet National Bank of
                   Massachusetts (f/k/a Shawmut Bank, N.A.) for premises located at St. Louis County, Missouri.

 ***4.25  --       First Amendment to New Mexico Deed of Trust, of
                   November 15, 1995, between Cafeteria Operators,
                   L.P. and Fleet National Bank of Massachusetts
                   (f/k/a Shawmut Bank, N.A.). for premises located at Bernalillo County, New Mexico.

 ***4.26  --       First Amendment to Mortgage with Power of Sale,
                   dated as of November 15, 1995, between Cafeteria
                   Operators, L.P. and Fleet National Bank of
                   Massachusetts (f/k/a Shawmut Bank, N.A.) for premises located at Tulsa County, Oklahoma.

 ***4.27  --       First Amendment to Deed of Trust, Security
                   Agreement and Assignment of Leases, dated as of November 15, 1995, between Cafeteria Operators,
                   L.P. and Fleet National Bank of Massachusetts
                   (f/k/a Shawmut Bank, N.A.) for premises located at Taylor County, Texas.

 ***4.28  --       First Amendment to Deed of Trust, Security
                   Agreement and Assignment of Leases, dated as of November 15, 1995, between Cafeteria Operators,
                   L.P. and Fleet National Bank of Massachusetts
                   (f/k/a Shawmut Bank, N.A.) for premises located at Cameron County, Texas.

 ***4.29  --       First Amendment to Deed of Trust, Security
                   Agreement and Assignment of Leases, dated as of November 15, 1995, between Cafeteria Operators,
                   L.P. and Fleet National Bank of Massachusetts
                   (f/k/a Shawmut Bank, N.A.) for premises located at Dallas County, Texas.

 ***4.30  --       First Amendment to Deed of Trust, Security
                   Agreement and Assignment of Leases, dated as of November 15, 1995, between Cafeteria Operators,
                   L.P. and Fleet National Bank of Massachusetts
                   (f/k/a Shawmut Bank, N.A.) for premises located at Lubbock County, Texas.

 ***4.31  --       First Amendment to Deed of Trust, Security
                   Agreement and Assignment of Leases, dated as of November 15, 1995, between Cafeteria Operators,
                   L.P. and Fleet National Bank of Massachusetts
                   (f/k/a Shawmut Bank, N.A.) for premises located at Grayson County, Texas.

 ***4.32  --       First Amendment to Deed of Trust, Security
                   Agreement and Assignment of Leases, dated as of November 15, 1995, between Cafeteria Operators,
                   L.P. and Fleet National Bank of Massachusetts
                   (f/k/a Shawmut Bank, N.A.) for premises located at Hopkins County, Texas.

   ++5.1  --       Opinion of Fulbright & Jaworski L.L.P.

  ++23.1  --       Consent of KPMG Peat Marwick LLP as independent
                   certified public accountants.

            ++23.2  --       Consent of Deloitte & Touche LLP as independent
                             certified public accountants.

            ++23.3  --       Consent of Fulbright & Jaworski L.L.P. (included in
                             their opinion filed as Exhibit 5.1).

            ++24.1  --       Power of Attorney (included in the Signature Page
                             to the Registration Statement).

----------

 * INCORPORATED BY REFERENCE FROM FURR'S/BISHOP'S, INCORPORATED'S REGISTRATION STATEMENT ON FORM S-4, FILE NO. 33-38978.

** INCORPORATED BY REFERENCE FROM FURR'S/BISHOP'S, INCORPORATED'S REGISTRATION STATEMENT ON FORM S-4, FILE NO. 33-92236.

*** INCORPORATED BY REFERENCE FROM CAFETERIA OPERATORS, L.P.'S REGISTRATION STATEMENT ON FORM S-1, FILE NO. 333-4578.

 + INCORPORATED BY REFERENCE FROM FURR'S/BISHOP'S, INCORPORATED'S FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 2, 1996.

++       PREVIOUSLY FILED.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lubbock, State of Texas, on March 24, 1998.

                                       FURR'S/BISHOP'S INCORPORATED


                                       By: /s/ Theodore J. Papit
                                           -------------------------------------
                                                     Theodore J. Papit
                                           President and Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                       SIGNATURE                                        Title                            Page
                       ---------                                        -----                            ----
    /s/ Theodore J. Papit                                    President, Chief Executive            March 24, 1998
    -------------------------                                  Officer and Director
    Theodore J. Papit

    *                                                        Director                              March 24, 1998
    -
    Kevin E. Lewis

    *                                                        Director                              March 24, 1998
    -
    E.W. Williams, Jr.

    *                                                        Director                              March 24, 1998
    -
    Suzanne Hopgood

    *                                                        Director                              March 24, 1998
    -
    Gilbert C. Osnos

    *                                                        Director                              March 24, 1998
    -
    Kenneth R. Reimer


    /s/ Alton R. Smith                                       Principal Accounting and              March 24, 1998
    -------------------------
    Alton R. Smith                                             Principal Financial
                                                               Officer

    By: /s/ Kevin E. Lewis
       ----------------------
    Kevin E. Lewis
    Attorney-in-Fact